Exhibit 10.1

POPE & TALBOT, INC.

STOCK INCENTIVE PLAN

(formerly known as the Employee Stock Option Plan)

(As Amended as of May 5, 2005)

I. PURPOSE OF THE PLAN

This Stock Incentive Plan (the “Plan”) is intended to promote the interests of Pope & Talbot, Inc. (the “Corporation”) and its subsidiaries by providing a method whereby the non-employee members of the Board of Directors of the Corporation (the “Board”) and the employees of the Corporation and its subsidiaries who are primarily responsible for the management, growth and success of the business may be offered incentives and rewards which will encourage them to continue as directors or employees of the Corporation or its subsidiaries.

II. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Compensation Committee (the “Committee”) appointed from time to time by the Board. The Committee shall consist of two (2) or more Board members who shall serve for such term as the Board may determine and shall be subject to removal by the Board at any time.

(b) The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all persons who have an interest in the Plan.

III. STOCK SUBJECT TO THE PLAN

(a) The stock which is to be made the subject of the options or stock awards granted under the Plan shall be the Corporation’s authorized but unissued or reacquired common stock (the “Common Stock”). In connection with the issuance of shares under the Plan, the Corporation may repurchase shares of Common Stock on the open market or otherwise. The total number of shares issuable in the aggregate under the Plan and the Corporation’s 1996 Non-Employee Director Stock Option Plan (the “Director Plan,” and together with the Plan, the “Plans”) shall not exceed 3,250,000 shares. No new options will be granted under the Director Plan after May 4, 2005.

(b) The number of shares of Common Stock available for issuance under the Plans shall be subject to adjustment in accordance with the following guidelines:

(1) If any outstanding option granted under the Plans expires or is terminated or cancelled for any reason prior to exercise in full, then the unissued shares of Common Stock subject to the unexercised portion of such option may become the subject of subsequent stock option grants or stock awards under the Plan. If shares awarded pursuant to Section VII are forfeited to or repurchased by the Corporation, the number of shares of Common Stock forfeited or repurchased may become the subject of subsequent stock option grants or stock awards under the Plan.

(2) Should the exercise price of an outstanding option under the Plans be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plans be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plans, then the number of shares of Common Stock available for issuance under the Plans shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

(3) Should shares of Common Stock issued under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with a stock award under Section VII, then the number of shares of Common Stock available for issuance under the Plans shall nevertheless be reduced by the gross number of shares issued under the stock award, and not by the net number of shares of Common Stock retained by the optionee or award recipient.

(c) In no event shall any one participant in the Plan receive stock options for more than 200,000 shares of Common Stock in the aggregate per calendar year.

(d) In the event that any change is made to the Common Stock issuable under the Plan or subject to any outstanding stock option granted under the Plan (whether by reason of (I) any merger, consolidation or other reorganization or (II) any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Corporation’s receipt of consideration), appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plans, (ii) the maximum number and/or class of securities for which stock options may be granted under the Plan to any one participant per calendar year, and (iii) the number and/or class of securities and price per share in effect under each outstanding stock option.

IV. SELECTION OF AWARD RECIPIENTS

The persons who shall be eligible to receive options or stock awards under the Plan shall be the non-employee members of the Board (“Outside Directors”) and such key employees of the Corporation and its subsidiaries (including officers, whether or not they are directors) as the Committee shall from time to time select.

V. TERMS AND CONDITIONS OF STOCK OPTIONS

The Committee shall have the sole and exclusive authority to grant to the selected key employees and Outside Directors one or more stock options under the Plan. The Committee shall have full authority to determine whether each such granted option is to be an incentive stock option (“Incentive Option”) satisfying the requirements of Section 422 of the Internal Revenue Code or a non-qualified option not intended to meet such requirements. Notwithstanding the foregoing, only individuals who are employed by the Corporation or any subsidiary of the Corporation are eligible to receive Incentive Options under the Plan. Each option granted under the Plan shall be evidenced by an instrument in such form as the Committee may from time to time approve. Such instrument, however, shall conform to the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

(a) Option Price. The option price per share shall be fixed by the Committee, but in no event shall the option price be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date the option is granted. For purposes of the preceding sentence (and for all other valuation purposes under the Plan), the fair market value per share of Common Stock shall be its closing price, as officially quoted on the New York Stock Exchange Composite-Tape (or any similar successor quotation system), on the grant date. If there is no quotation available for such day, then the closing price on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

(b) Number of Shares, Term and Exercise.

(1) Each option granted under the Plan shall be exercisable on such date or dates, during such period or periods and for such number of shares as shall be determined by the Committee and set forth in the instrument evidencing such option. No option granted under the Plan, however, shall become exercisable during the first six months of the option term, except to the extent the instrument evidencing such option provides for exercisability upon the optionee’s death or disability; nor shall any option have an expiration date which is more than 10 years after the grant date.

(2) Any option granted under the Plan may be exercised upon written notice to the Corporation at any time prior to the expiration or sooner termination of the option term. The option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable, and no certificates for the shares shall be issued until payment has been made in accordance with subparagraph (3) below.

(3) The option price shall be payable in one or more of the following alternative forms specified in the instrument evidencing the option:

(i) full payment in cash or cash equivalents;

(ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings and valued at fair market value on the Exercise Date (as such term is defined below);

(iii) full payment through a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings and valued at fair market value on the Exercise Date and cash or cash equivalents; or

(iv) full payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee (A) shall provide irrevocable written instructions to the designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Corporation, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and sale, and (B) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph (3), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany the exercise notice.

(c) Termination of Employment or Service.

(1) If an optionee’s service with the Corporation is terminated other than by reason of death or gross and willful misconduct, then each outstanding option held by such optionee under the Plan shall not remain exercisable for more than a twelve (12) month period (or such shorter period as may be specified in the instrument evidencing such option) following the date of such cessation of service, except to the extent the Committee may specifically provide otherwise pursuant to its authority under Section X below. Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term. Each such option shall, during such period of limited exercisability, be exercisable only to the extent of the number of shares (if any) for which such option is exercisable on the date of termination.

(2) If an optionee’s service with the Corporation is terminated for gross and willful misconduct, including (without limitation) the wrongful appropriation of employer funds or the commission of a felony, then any outstanding options granted such optionee under the Plan may be terminated by the Committee as of the date of such misconduct.

(3) For purposes of the Plan, an individual shall be considered to be in the “service” of the Corporation for so long as such individual continues to serve on the Board or is employed by the Corporation or one or more subsidiaries of the Corporation.

For purposes of the Plan, a “subsidiary” of the Corporation shall be any company (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each of the companies in such unbroken chain (other than the last company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one other company in such chain.

(d) Death of Optionee. Any option under the Plan held by the optionee on the date of his death may be exercised, to the extent of the number of shares (if any) for which such option was exercisable on the date the optionee ceased to be in the service of the Corporation (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution. Such option may be exercised at any time prior to the earlier of (A) the specified expiration date of the option term or (B) the first anniversary of the optionee’s death. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

(e) Acceleration Upon Cessation of Service. The Committee shall have complete discretion, exercisable either at the time of the option grant or at any time while the option remains outstanding, to provide with respect to one or more options granted under the Plan that during the limited period of exercisability following the optionee’s cessation of service with the Corporation (as provided in Section V(c)(1) or Section V(d) above), the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of such cessation of service but also with respect to one or more installments of purchasable shares for which the option otherwise would have become exercisable had such cessation of service not occurred.

(f) Assignability. No option granted under the Plan shall be assignable or transferable by the optionee other than by will or by the laws of descent and distribution following the optionee’s death, and during the optionee’s lifetime, the option shall be exercisable only by the optionee.

(g) Immediate Exercise of Option. In the event that the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Corporation by means of a sale, merger, reorganization or liquidation (each, a “Corporate Transaction”), then each option to acquire Common Stock at the time outstanding under the Plan shall become exercisable, immediately prior to the consummation of such Corporate Transaction, with respect to the full number of shares of Common Stock at the time subject to such option; provided, however, that the exercisability as an Incentive Option under the Federal tax laws of any accelerated option shall be subject to the applicable dollar limitation of Section VI(a). However, an outstanding option shall not be so accelerated if the terms of the agreement with respect to the Corporate Transaction require, as a prerequisite for the consummation of the Corporate Transaction, that such option is either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of capital stock of the successor corporation or parent thereof. The determination of such comparability shall be made by the Board, and its determination shall be conclusive and binding on all persons who have an interest in the Plan. Immediately after the consummation of the Corporate Transaction, all outstanding options (whether or not accelerated) shall expire and be of no further force or effect whatsoever, unless assumed by the successor corporation or parent thereof.

(h) Stockholder Rights. No person shall have any rights as a stockholder with respect to the shares of Common Stock purchasable under any option granted under the Plan until he shall have exercised such option and paid the exercise price for the purchased shares.

VI. INCENTIVE OPTIONS

Incentive Options granted under the Plan shall be subject to the additional terms and conditions specified below. Options which are specifically designated as “non-qualified options” or “non-statutory options” at the time of grant shall not be subject to any of the terms and conditions specified below and accordingly shall not be Incentive Options.

(a) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One

Hundred Thousand Dollars ($100,000) or such greater amount as may be permitted under subsequent amendments to Section 422 of the Internal Revenue Code. To the extent the employee holds two or more options which become exercisable for the first time in the same calendar year, the foregoing limitations or the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as a non-qualified option under the Federal tax laws.

(b) 10% Stockholder. If any individual to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is on the grant date the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any one of its subsidiaries, then the following special provisions shall be applicable to the option granted to such individual:

(1) The option price per share of the Common Stock subject to such Incentive Option shall not be less than one hundred and ten percent (110%) of the fair market value of one share of Common Stock on the grant date; and

(2) The option shall not have a term in excess of five (5) years from the grant date.

(c) Limitation on Time of Grant. No Incentive Option shall be granted on or after the tenth anniversary of the last action by the Board approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the stockholders of the Corporation.

Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

VII. STOCK AWARDS

(a) Stock Bonuses. The Committee may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Committee. The Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares awarded shall bear any legends required by the Committee.

(b) Stock Awards to Non-Employee Board Members. The Committee may award shares under the Plan as compensation to Outside Directors for service on the Board or its committees. Shares so awarded shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Committee. The Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares awarded shall bear any legends required by the Committee.

(c) Restricted Stock. The Committee may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Committee. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Corporation and forfeiture of the shares issued, together with any other restrictions determined by the Committee. All Common Stock issued pursuant to this Section VII(c) shall be subject to a purchase agreement, which shall be executed by the Corporation and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares shall bear any legends required by the Committee.

VIII. EFFECTIVE DATE AND TERM OF PLAN

(a) The Plan initially became effective on the date it was adopted by the Board, but before any options granted under the Plan could become exercisable, the Plan had to be approved by the holders of at least a majority of the Corporation’s outstanding voting stock represented and voting at a duly-held meeting at which a quorum was present, provided the shares voting for approval also constituted at least a majority of the required quorum. If such stockholder approval had not been obtained, then any options previously granted under the Plan would have terminated and no further options would have been granted. Subject to such limitation, the Committee was authorized to grant options under the Plan at any time after the adoption of the Plan by the Board.

(b) Unless sooner terminated in accordance with Section IX, the Plan shall terminate on the date upon which all the shares of Common Stock available for issuance under the Plans shall have been issued hereunder or under the Director Plan.

IX. AMENDMENT OR DISCONTINUANCE BY BOARD ACTION

(a) The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that such action shall not adversely affect rights and obligations with respect to options or stock awards at the time outstanding under the Plan. In addition, no modification of the Plan by the Board shall without the approval of the Corporation’s stockholders materially increase the number of shares of Common Stock which may be issued under the Plans (unless necessary to effect the adjustments required under Section III(d)).

(b) Notwithstanding the provisions of Section IX(a), the Board hereby reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding options under the Plan to the extent necessary to qualify any or all options under the Plan for such favorable Federal income tax treatment as may be afforded employee stock options under Section 422 of the Internal Revenue Code and regulations subsequently promulgated thereunder.

X. SPECIAL POWERS

In addition to the power and authority provided the Committee pursuant to the foregoing provisions of the Plan, the Committee shall have the full power and authority, exercisable from time to time in its sole discretion, to extend, either at the time the option is granted or at any time during which the option remains outstanding, the period for which the option is to remain exercisable following the holder’s termination of service from the twelve (12) month or shorter period set forth in the agreement evidencing such option to such greater period of time as the Committee shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the term thereof.